Exhibit 4.1
Execution Copy
AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT

REINSURANCE GROUP OF AMERICA, INCORPORATED
and
MELLON INVESTOR SERVICES LLC
Rights Agent

Dated as of September 12, 2008

i

Exhibit A-1	-	Form of Amended and Restated Certificate of Designation for Series A-1 Junior Participating Preferred Stock
Exhibit A-2	-	Form of Certificate of Designation for Series B-1 Junior Participating Preferred Stock
Exhibit B-1	-	Form of Right Certificate for Class A Rights
Exhibit B-2	-	Form of Right Certificate for Class B Rights

ii

AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT
     This Amended and Restated Section 382 Rights Agreement, dated as of September 12, 2008 and effective as of immediately prior to the Acceptance Time (as defined below), of which the Rights Agent shall be notified in writing (the “Rights Agreement”), is entered into between Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the “Rights Agent”).
W I T N E S S E T H
     WHEREAS, the Company and MetLife (as defined below) entered into the Recapitalization and Distribution Agreement on June 1, 2008, pursuant to which, among other things, the Company has submitted at a special meeting of shareholders certain proposals to recapitalize its common stock for approval of the shareholders of the Company;
     WHEREAS, (a) the Company and certain of its Subsidiaries have generated net operating losses for United States federal income tax purposes (“NOLs”); (b) such NOLs may potentially provide valuable tax benefits to the Company; (c) the Company desires to avoid an “ownership change” within the meaning of Section 382 (as defined below), and thereby preserve the ability to utilize such NOLs, and (d) in furtherance of such objective, the Company desires to enter into this Rights Agreement;
     WHEREAS, on September 5, 2008, the Company’s shareholders have approved the recapitalization proposal, and if the other terms and conditions set forth in the Recapitalization and Distribution Agreement are satisfied or waived, MetLife will complete the Split-Off and the Additional Divestiture Transactions (as defined below), which will constitute one or more testing dates for purposes of Section 382;
     WHEREAS, on June 2, 2008, the Company and the Rights Agent entered into a Section 382 Rights Agreement (the “Original Section 382 Rights Agreement”), pursuant to which the Company appointed the Rights Agent to act as provided therein, and the Rights Agent agreed so to act;
     WHEREAS, on June 1, 2008 the Board of Directors authorized and declared a dividend distribution of one right (hereinafter referred to as a “Class A Right”) for each share of common stock, par value $0.01 per share, of the Company outstanding at the close of business on June 12, 2008 (the “Record Date”) (other than shares of such common stock held in the Company’s treasury on such date), and has authorized the issuance of one Class A Right in respect of each share of common stock issued between the Record Date (whether originally issued or issued from the Company’s treasury) and the Distribution Date (as such term is defined in Section 3 hereof), each Class A Right representing the right to purchase one one-hundredth of a share of Series A Preferred Stock having the rights, powers and preferences set forth in the Certificate of Designation attached hereto as Exhibit A-1, upon the terms and subject to the conditions hereinafter set forth;
     WHEREAS, upon the filing of the Articles of Incorporation with the Office of the Secretary of State, State of Missouri, the Company will effect the Recapitalization and reclassify its common stock and redesignate each outstanding share of common stock as “Class A Common Stock,” and each distributed Class A Right shall be adjusted as herein provided, in accordance with the terms and conditions of the Original Section 382 Rights Agreement;

     WHEREAS, in connection with the Recapitalization, the Company will designate and issue a new class of common stock as “Class B Common Stock”, and General American Life Insurance Company will exchange its shares of Class A Common Stock (except for 3,000,000 shares of Recently Acquired Stock, as defined in the Recapitalization and Distribution Agreement) for shares of Class B Common Stock;
     WHEREAS, each share of Class B Common Stock will, on issuance, be accompanied by one right (hereinafter referred to as a “Class B Right,” and collectively with the Class A Rights, a “Right” or the “Rights”), and the Board of Directors has authorized the issuance of one Class B Right in respect of each share of Class B Common Stock issued (whether originally issued or issued from the Company’s treasury) before the Distribution Date, each Class B Right representing the right to purchase one one-hundredth of a share of Series B Preferred Stock having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A-2, upon the terms and subject to the conditions hereinafter set forth;
     WHEREAS, the Company desires to amend and restate the Original Section 382 Rights Agreement to, among other things, clarify the effect of the Recapitalization on the Company’s outstanding common stock and to provide for the issuance of the Class B Rights and the designation and amount, powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock underlying the Class B Rights as herein provided;
     WHEREAS, Section 27 of the Original Section 382 Rights Agreement provides that the Original Section 382 Rights Agreement may be supplemented or amended from time to time in any manner prior to the time that any person or group becomes an Acquiring Person (as defined therein), provided that an officer of the Company certifies to the Rights Agent that such desired supplements or amendments comply with said Section 27;
     WHEREAS, a duly authorized officer of the Company has delivered such written certification to the Rights Agent on September 12, 2008 (immediately prior to the Acceptance Time); and
     WHEREAS, the Company desires to amend and restate the Original Section 382 Rights Agreement, as follows.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent hereby agree as follows:
Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:
     (a) “5% Shareholder” shall mean a Person or group of Persons that is a “5-percent shareholder” of the Company pursuant to Treasury Regulation § 1.382-2T(g).
     (b) “Acquiring Person” shall mean any Person (as hereinafter defined) who or which, without the Prior Written Approval of the Company (as hereinafter defined), shall have become a 5% Shareholder (other than by reason of Treasury Regulation Section 1.382-2T(j)(3)(i)) or be such a 5% Shareholder after the date hereof, whether or not such Person continues to be a 5% Shareholder, but shall not include (i) the Company, any Subsidiary of the

Company, any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement, (ii) any Grandfathered Person, (iii) any Exempted Person, or (iv) any Person who or which inadvertently may become a 5% Shareholder or otherwise becomes such a 5% Shareholder, so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such Person ceases to be a 5% Shareholder of the Company.
     (c) “Acceptance Time” shall have the meaning set forth in the Recapitalization and Distribution Agreement.
     (d) “Additional Divestiture Transaction” shall have the meaning set forth in the Recapitalization and Distribution Agreement.
     (e) “Articles of Incorporation” shall mean the Articles of Incorporation of the Company, as amended from time to time, including, without limitation, in connection with the Recapitalization.
     (f) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”, any securities which such Person directly owns, or would be deemed to constructively own, pursuant to Section 382 and the Treasury Regulations promulgated thereunder.
     (g) “Board of Directors” shall mean the entire Board of Directors of the Company as constituted from time to time, or a duly constituted committee thereof, to the extent that the related rights, duties, responsibilities or obligations have been delegated to such a committee, as applicable.
     (h) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of Missouri and New Jersey are authorized or obligated by law or executive order to close.
     (i) “Class A Common Stock” shall mean (i) before the Recapitalization, the common stock, par value $0.01 per share, of the Company, and (ii) after the Recapitalization, the Class A common stock, par value $0.01 per share, of the Company into which such common stock is reclassified or exchanged in the Recapitalization, or (iii) any shares into which such Class A common stock may be reclassified or exchanged.
     (j) “Class A Right” shall have the meaning set forth in the Recitals to this Rights Agreement.
     (k) “Class A Right Certificate” shall have the meaning set forth in Section 3 hereof.

     (l) “Class B Common Stock” shall have the meaning set forth in the Recitals to this Rights Agreement, or any shares into which such Class B Common Stock is reclassified or exchanged, including pursuant to a Conversion, if any.
     (m) “Class B Right” shall mean shall have the meaning set forth in the Recitals to this Rights Agreement.
     (n) “Class B Right Certificate” shall have the meaning set forth in Section 3 hereof.
     (o) “Close of Business” on any given date shall mean 5:00 P.M., St. Louis, Missouri time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., St. Louis, Missouri time, on the next succeeding Business Day.
     (p) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
     (q) “Common Stock” shall mean the Class A Common Stock and the Class B Common Stock, collectively, or severally as the context may require, except that, “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest Voting Power of such Person or the equity securities or other equity interest having power to control or direct the management of such Person or, if such Person is a Subsidiary (as hereinafter defined) of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.
     (r) “Company” shall have the meaning set forth in the Preamble of this Rights Agreement.
     (s) “Conversion” shall have the meaning set forth in the Recapitalization and Distribution Agreement.
     (t) “Corporation Securities” shall mean (i) shares of Common Stock, (ii) shares of preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, and (iv) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation § 1.382-2T(f)(18).
     (u) “Distribution Date” shall have the meaning set forth in Section 3 hereof.
     (v) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (w) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
     (x) “Exempted Person” shall mean:

          (i) any Person who directly acquires Corporation Securities from MetLife pursuant to the Split-Off or any Additional Divestiture Transaction and would otherwise qualify as an Acquiring Person upon consummation of the Split-Off or such Additional Divestiture Transaction, respectively, unless and until such time as the Percentage Stock Ownership in the Company of such Person shall be increased other than pursuant to the Split-Off or Additional Divestiture Transaction, as applicable; or
          (ii) any Person who the Company, in its sole discretion, determines is not a 5% Shareholder at any time prior to the time at which the Company’s right of redemption expires pursuant to Section 23(a) of this Rights Agreement; provided, however, that such a Person will cease to be an “Exempted Person” if the Company makes a contrary determination;
provided further that, in the case of clause (i), (A) if any such Person ceases to be a 5% Shareholder following such acquisition of Corporation Securities from MetLife pursuant to the Split-Off or any Additional Divestiture Transaction, then such Person shall cease to be an Exempted Person (it being understood that, after a Person ceases to be an Exempted Person, such Person could become an Exempted Person at a later date by virtue of events specified in the foregoing clause (i) or (ii) occurring after the date such Person has ceased to be an Exempted Person), and (B) no immediate transferee of such an Exempted Person shall be an Exempted Person unless such transferee shall otherwise be an Exempted Person by virtue of the foregoing clause (i) or (ii).
     (y) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
     (z) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
     (aa) “Grandfathered Person” shall mean any Person who would otherwise qualify as an Acquiring Person as of the date of the Original Section 382 Rights Agreement (including, for clarification, MetLife and its Subsidiaries), unless and until such time as the Percentage Stock Ownership in the Company of such Person shall be increased, other than any increase pursuant to or as a result of (i) the exercise of any option or warrant to purchase Corporation Securities from the Company, (ii) any issuance of Corporation Securities by the Company, or a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally, or (iii) the distribution or transfer of Common Stock from any Subsidiary of MetLife to Metlife or another Subsidiary of Metlife prior to the consummation of the Split-Off.
     (bb) “MetLife” shall mean MetLife, Inc., a Delaware corporation, and its Subsidiaries, individually and collectively.
     (cc) “NOLs” shall have the meaning set forth in the recitals to this Rights Agreement.
     (dd) “Number of Class A Adjustment Shares” shall have the meaning set forth in Section 11(b)(1) hereof.

     (ee) “Number of Class B Adjustment Shares” shall have the meaning set forth in Section 11(b)(2) hereof.
     (ff) “Ownership Statement” shall have the meaning set forth in Section 3(a) hereof.
     (gg) “Original Section 382 Rights Agreement” shall have the meaning set forth in the recitals to this Rights Agreement.
     (hh) “Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k).
     (ii) “Person” shall mean any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation § 1.382-3(a)(1) or otherwise and shall include any successor (by merger or otherwise) of any such entity.
     (jj) “Preferred Stock” shall mean Series A Preferred Stock and the Series B Preferred Stock, collectively, or severally as the context may require.
     (kk) “Prior Written Approval of the Company” shall mean prior express written consent of the Company to the actions in question, executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board of Directors then in office.
     (ll) “Purchase Price” shall have the meaning set forth in Section 4 hereof.
     (mm) “Recapitalization” shall have the meaning set forth in the Recapitalization and Distribution Agreement.
     (nn) “Recapitalization and Distribution Agreement” shall mean that Recapitalization and Distribution Agreement between the Company and MetLife dated as of June 1, 2008.
     (oo) “Record Date” shall have the meaning set forth in the Recitals of this Rights Agreement.
     (pp) “Record Time” shall mean the Close of Business on the Record Date.
     (qq) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
     (rr) “Registrar” shall have the meaning set forth in Section 4(a) hereof.
     (ss) “Restriction Release Date” shall mean the earlier of (x) the date that is 36 months and one day following the effectiveness of the Recapitalization or (y) such other date as the Board of Directors may determine pursuant to the Articles of Incorporation, as the same may be amended from time to time, including without limitation in connection with the Recapitalization and/or the Conversion (if any).
     (tt) “Right” shall have the meaning set forth in the Recitals of this Rights Agreement.
     (uu) “Right Certificates” shall mean Class A Right Certificates and Class B Right Certificates collectively, or severally as the context may require.
     (vv) “Rights Agent” shall have the meaning set forth in the Preamble of this Rights Agreement.
     (ww) “Section 11(b) Event” shall have the meaning set forth in Section 11(b) hereof.
     (xx) “Section 382” shall mean Section 382 of the Code, or any comparable successor provision.
     (yy) “Securities Act” shall mean the Securities Act of 1933, as amended.
     (zz) “Security” shall have the meaning set forth in Section 11(f) hereof.
     (aaa) “Series A Preferred Stock” shall mean the Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, of the Company.
     (bbb) “Series B Preferred Stock” shall mean the Series B-1 Junior Participating Preferred Stock, par value $0.01 per share, of the Company.
     (ccc) “Split-Off” shall have the meaning set forth in the Recapitalization and Distribution Agreement.
     (ddd) “Stock Acquisition Date” shall mean the earlier of (i) the first date of public announcement by a Person that an Acquiring Person has become an Acquiring Person, or (ii) the date on which the Company first has notice, direct or indirect, or otherwise determines that a Person has become an Acquiring Person.
     (eee) “Subsidiary” shall mean, with respect to any Person, any other Person of which securities or other ownership interests having ordinary Voting Power, in the absence of contingencies, to elect a majority of the board of directors (or other persons performing similar functions) of such other Person are at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, except that “Subsidiary” when used with reference to the Company shall mean any Person of which either a majority of the Voting Power of the voting equity securities or a majority of the equity interests is owned, directly or indirectly, by the Company.
     (fff) “Tax Benefits” shall means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries.
     (ggg) “Trading Day” shall have the meaning set forth in Section 11(f)(i) hereof.
     (hhh) “Voting Power” of a Person shall mean the voting power of all securities of a Person then outstanding generally entitled to vote for the election of directors on matters submitted to the shareholders of the Person (or where appropriate) for the election of persons performing similar functions), without taking into account special voting rights.
Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights agent.
Section 3. Issue of Right Certificates.
     (a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors but in no event later than the tenth Business Day after such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer to acquire Corporation Securities by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, without the Prior Written Approval of the Company, which tender or exchange offer to acquire Corporation Securities would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights) (the earlier of the dates referred to in clauses (i) or (ii), the “Distribution Date”) without giving effect to restrictions set forth in the Articles of Incorporation, (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock, or by a current ownership statement issued with respect to uncertificated shares of Common Stock in lieu of such a certificate (an “Ownership Statement”) (which certificates for Common Stock or Ownership Statements shall be deemed also to be Right Certificates) and not by separate Right Certificates, as more fully set forth below, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock, as more fully set forth below. As soon as practicable after the Company has (A) notified the Rights Agent in writing of the occurrence of the Distribution Date, (B) provided the Rights Agent with written instructions, and (C) provided or caused the Rights Agent to be provided with all other information (including mailing information) which the Rights Agent may reasonably request, the Company shall prepare and execute, and the Rights Agent shall countersign and send, by first-class, insured, postage prepaid mail, (X) to each record holder of the Class A Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit B-1 hereto (the “Class A Right Certificate”), evidencing one Class A Right for each share of Class A Common Stock so held, subject to adjustment as provided herein, and (Y) to each record holder of the Class B Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit B-2 hereto (the “Class B Right Certificate”), evidencing one Class B Right for each share of Class B Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. Until the Rights Agent receives written notice of the Distribution Date from the Company, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
     (b) In connection with the adoption of the Original Section 382 Rights Agreement, the Company sent a copy of a Summary of Rights to Purchase Preferred Stock by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Record Time, at the address of such holder shown on the records of the Company. With respect to certificates or Ownership Statements for the Common Stock outstanding as of the Record Date, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock and the registered holders of the Common Stock shall also be registered holders of the associated Rights (Class A Rights in the case of Class A Common Stock and Class B Rights in the case of Class B Common Stock). Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding in respect of which applicable Rights have been issued shall also constitute the transfer of the applicable Rights associated with the Common Stock represented by such certificate.
     (c) Certificates or Ownership Statements for the Common Stock issued after the Record Date but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights shall be deemed also to be certificates for Rights (Class A Rights in the case of Class A Common Stock and Class B Rights in the case of Class B Common Stock) and shall have impressed, printed or written on, or otherwise affixed to them a legend in substantially the following form:
This [certificate] [statement] also evidences and entitles the holder hereof to certain Rights as set forth in a Section 382 Rights Agreement between Reinsurance Group of America, Incorporated (the “Company”) and Mellon Investor Services LLC (or any successor thereto), as Rights Agent, as it may from time to time be supplemented or amended (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may expire or may be redeemed, exchanged or be evidenced by separate certificates and no longer be evidenced by this [certificate] [statement]. The Company will mail to the holder of this [certificate] [statement] a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.
With respect to such certificates or Ownership Statements containing the foregoing legend, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights associated with the Common Stock represented by such certificates or Ownership Statements shall be evidenced by such certificates or Ownership Statements alone, and the surrender for transfer of any of such certificate or the transfer of any shares of Common Stock represented by such Ownership Statements, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates or Ownership Statements.
     In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding.
Section 4. Form of Right Certificates.
     (a) The Class A Right Certificates and the Class B Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be in substantially the same form as Exhibit B-1 and Exhibit B-2 hereto, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, responsibilities or obligations of the Rights Agent as set forth in this Rights Agreement) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of the applicable series of Preferred Stock as shall be set forth therein at the price per one one-hundredth of a share as set forth therein (the “Purchase Price”), but the number and identity of such shares and the applicable Purchase Price shall be and remain subject to adjustment as provided herein.
     (b) Any Right Certificate issued pursuant hereto that represents Rights beneficially owned by (i) an Acquiring Person, (ii) a transferee of an Acquiring Person which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding either the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer which a majority of the Board of Directors has determined to be part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e), and any Right Certificate issued pursuant to Section 6 hereof, Section 11 hereof or Section 22 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent the Rights Agent has notice thereof and to the extent feasible) the following legend, or a legend substantially to the following effect:
The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person. Accordingly, this Right Certificate and the Rights represented hereby are void in the circumstances specified in Section 7(e) of the Rights Agreement.
The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.
Section 5. Countersignature and Registration.
     (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or any Executive Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall manually be countersigned by the Rights Agent or the registrar or co-registrar for the Common Stock (the “Registrar”) and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent or the Registrar and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent or the Registrar, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
     (b) Following the Distribution Date and receipt by the Rights Agent of (i) written notice of the Distribution Date pursuant to Section 3(a) hereof, and (ii) all information reasonably requested by the Rights Agent pursuant to Section 3(a) hereof, the Rights Agent will keep or cause to be kept, at its shareholder services office or such other office designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
     (a) Subject to the provisions of Sections 4(b), 7(e), 11 and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date (as such term is defined in Section 7(a) hereof), any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Series A Preferred Stock in the case of Class A Right Certificates, or of Series B Preferred Stock in the case of Class B Right Certificates (or, in either such case, other securities, cash or other assets, as the case may be), as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the forms of assignment and certificate contained therein duly executed, at the shareholder services office of the Rights Agent or such office designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto an applicable Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the Rights holder of a sum sufficient to cover any such tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Rights Agreement which requires the payment by a Rights holder of applicable taxes and/or governmental charges unless and until the Rights Agent is satisfied that all such taxes or charges have been paid.
     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
     (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate set forth on the reverse side thereof properly completed and duly executed, to the Rights Agent at the shareholder services office of the Rights Agent or such office designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a share of the applicable series of Preferred Stock as to which the Rights are exercised, at or prior to the Close of Business on the Expiration Date. The “Expiration Date”, as used in this Rights Agreement, shall be the earliest of (i) the Final Expiration Date (as defined below), (ii) the time at which the Rights are redeemed or this Rights Agreement terminates as provided in Section 23 hereof, or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof. The “Final Expiration Date,” as used in this Rights Agreement, shall be the Restriction Release Date.
     (b) The Purchase Price shall initially be (i) with respect to each Class A Right, $200 for each one one-hundredth of a share of Series A Preferred Stock, and (ii) with respect to each Class B Right, $200 for each one one-hundredth of a share of Series B Preferred Stock, and, in each case, shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
     (c) Upon receipt of a Right Certificate, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment of the Purchase Price for each one one-hundredth of a share of the applicable series of Preferred Stock to be purchased and an amount equal to any applicable tax or governmental charge required to be paid by the holder of the Rights pursuant hereto in accordance with Section 9 hereof by certified check, bank draft or money order payable to the order of the Company or the Rights Agent, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) either (A) requisition from any transfer agent of the shares of such Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of the applicable series of Preferred Stock to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of such series of Preferred Stock issuable upon exercise of such Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of such series of Preferred Stock as are to be purchased (in which case certificates for the shares of such series of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby authorizes and directs such depositary agent to comply with all such requests, (ii) promptly after receipt of such certificates or depositary receipts cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iv) after receipt of any such cash, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate, (v) when appropriate, requisition from the Company the amount of cash or securities issuable upon exercise of a Right pursuant to the adjustment provisions of Section 11 or the exchange provisions of Section 24, and (vi) after receipt of any such cash or securities, promptly deliver such cash or securities to or upon the order of the registered holder of such Right Certificate, of any such cash or securities.
     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be prepared, executed and delivered by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.
     (e) Notwithstanding anything in this Rights Agreement to the contrary, upon the first occurrence of a Section 11(b) Event, any Rights beneficially owned by (i) an Acquiring Person, (ii) a transferee of an Acquiring Person which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Corporation Securities or the Company or (B) a transfer which a majority of the Board of Directors has determined to be part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), and subsequent transferees of such Persons, shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights or any Right Certificate which formerly evidenced such Rights, and neither the Company nor the Rights Agent shall have any obligation whatsoever with respect to such Rights or any Right Certificate, whether under any provision of this Rights Agreement or otherwise. The Company shall use all reasonable efforts to notify the Rights Agent when this Section 7(e) applies and to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or Section 4(b) with respect to an Acquiring Person or its transferees hereunder.
     (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company or the Rights Agent shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.
Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Shares of Preferred Stock.
     (a) Subject to the Company’s rights under Section 11(c), the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or its authorized and issued shares of Preferred Stock held in its treasury, the number of shares of each series of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(b) Event, shall so reserve and keep available a sufficient number of shares of Preferred Stock, Common Stock and/or other securities which may be required to permit the exercise in full of the Rights pursuant to this Rights Agreement.
     (b) If the Company determines that registration under the Securities Act is required, then the Company shall use its reasonable best efforts to (i) file, as soon as practicable following the first occurrence of an event which would establish the Distribution Date, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date. The Company will also take such action as may be appropriate under the “blue sky laws” of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. In addition, if the Company determines that a registration statement should be filed under the Securities Act or any securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or be obtainable or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.
     (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.
     (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of

Preferred Stock and/or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any such tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates or depositary receipts for Preferred Stock and/or other securities in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates or depositary receipts for shares of Preferred Stock and/or other securities upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s satisfaction that no such tax or charge is due.
Section 10. Preferred Stock Record Date. Each Person (other than the Company) in whose name any certificate for shares of Preferred Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11. Adjustment to Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and identity of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
     (a) In the event the Company shall at any time after the date of this Rights Agreement (i) declare a dividend on either series of Preferred Stock payable in shares of Preferred Stock, (ii) subdivide either series of the outstanding Preferred Stock, (iii) combine the outstanding Preferred Stock of either series into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of either series of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11, the applicable Purchase Price in effect at the time of the record date for such dividend or the time of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock, including Preferred Stock, issuable upon exercise of the applicable class of Right, shall be proportionately adjusted so that the holder of such Right exercised after such time, upon payment of the aggregate consideration such holder would have had to pay to exercise such Right prior to such time, shall be entitled to receive the aggregate number and kind of shares of capital stock, including Preferred Stock, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the

Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.
     (b) In the event any Person becomes an Acquiring Person (“Section 11(b) Event”), then proper provision shall be made so that (1) each holder of a Class A Right, subject to Section 7(e) and Section 24 hereof and except as provided below, shall after the later of the occurrence of such event and the effective date of an appropriate registration statement pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at the then current Purchase Price for a Class A Rights, multiplied by the then number of one one-hundredths of a share of Series A Preferred Stock for which a Class A Right is then exercisable, in accordance with the terms of this Rights Agreement, in lieu of shares of Series A Preferred Stock, such number of shares of Class A Common Stock of the Company as shall equal the result obtained by (y) multiplying the then current Purchase Price for a Class A Right by the then number of one one-hundredths of a share of Series A Preferred Stock for which a Right is then exercisable and dividing that product by (z) 50% of the current market price per one share of Class A Common Stock (determined pursuant to Section 11(f) hereof on the date of the occurrence of the Section 11(b) Event) (such number of shares being referred to as the “Number of Class A Adjustment Shares”), and (2) each holder of a Class B Right, subject to Section 7(e) and Section 24 hereof and except as provided below, shall after the later of the occurrence of such event and the effective date of an appropriate registration statement pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at the then current Purchase Price for a Class B Right, multiplied by the then number of one one-hundredths of a share of Series B Preferred Stock for which a Class B Right is then exercisable, in accordance with the terms of this Rights Agreement, in lieu of shares of Series B Preferred Stock, such number of shares of Class B Common Stock of the Company as shall equal the result obtained by (y) multiplying the then current Purchase Price for a Class B Right by the then number of one one-hundredths of a share of Series B Preferred Stock for which a Right is then exercisable and dividing that product by (z) 50% of the current market price per one share of Class B Common Stock (determined pursuant to Section 11(f) hereof on the date of the occurrence of the Section 11(b) Event) (such number of shares being referred to as the “Number of Class B Adjustment Shares”). The Company shall give the Rights Agent written notice of the identity of any Acquiring Person or any Affiliates or Associates thereof, or any transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement, and shall be deemed not to have any knowledge of the identity of any such Acquiring Person or any Affiliates or Associates thereof, or any transferee of any of the foregoing, unless and until it shall have received such notice.
     (c) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of the applicable class of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing Section 11(b), and such Rights become so exercisable, notwithstanding any other provision of this Rights Agreement, to the extent necessary and permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price, multiplied by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Rights Agreement, a number of shares, or units of shares, of (y) Class A Common Stock in the case of a Class A Right, or Class B Common Stock in the case of a Class B Right, and (z) preferred stock (or other equity securities) of the Company, including, but not limited to the applicable series of Preferred Stock, equal in the aggregate to the Number of Class A Adjustment Shares or the Number of Class B Adjustment Shares, as applicable, where the Board of Directors shall have in good faith deemed such shares or units, other than the shares of Common Stock, to have at least the same value and voting rights as the applicable class of Common Stock (a “common stock equivalent”); provided, however, if there are unavailable sufficient shares (or fractions of shares) of the applicable class of Common Stock and/or common stock equivalents, then the Company shall take all such action as may be necessary to authorize additional shares of the applicable class of Common Stock or common stock equivalents for issuance upon exercise of the respective Rights, including the calling of a meeting of the shareholders of Class A Common Stock in the case of the Class A Rights, and the shareholders of Class B Common Stock in the case of the Class B Rights; and provided, further, that if the Company is unable to cause sufficient shares of the applicable class of Common Stock and/or common stock equivalents to be available for issuance upon exercise in full of such Rights, then the Company, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date thereof to which it is a party, shall make provision to pay an amount in cash equal to twice the applicable Purchase Price (as adjusted pursuant to this Section 11), in lieu of issuing shares of such Common Stock and/or common stock equivalents. To the extent that the Company determines that some action needs to be taken pursuant to this Section 11(c), the Board of Directors by action of at least a majority of its members then in office may suspend the exercisability of either class of Rights for a period of up to sixty (60) days following the date on which the Section 11(b) Event shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to this Section 11(c) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of such Rights has been temporarily suspended (with prompt written notice thereof to the Rights Agent), as well as a public announcement and written notification to the Rights Agent at such time as the suspension is no longer in effect. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive the applicable class of Common Stock and common stock equivalents upon exercise of the Rights among holders of Rights, which such allocation may be, but is not required to be, pro-rata.
     (d) If the Company shall fix a record date for the issuance of rights or warrants to all holders of either series of Preferred Stock entitling them (for a period expiring within 90 calendar days after such record date) to subscribe for or purchase the applicable series of Preferred Stock (or securities having the same or more favorable rights, privileges and preferences as the applicable series of Preferred Stock (“equivalent preferred stock”)) or securities convertible into the applicable series of Preferred Stock or equivalent preferred stock, at a price per share of the applicable series of Preferred Stock or per share of equivalent preferred stock or having a conversion or exercise price per share, as the case may be, less than the current market price (as determined pursuant to Section 11(f) hereof) per share of the applicable series of Preferred Stock on such record date, the applicable Purchase Price to be in effect after such record date shall be determined by multiplying the applicable Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of such series of Preferred Stock outstanding on such record date plus the number of shares of such series of Preferred Stock which the aggregate offering price of the total number of shares of such series of Preferred Stock or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of such series of Preferred Stock outstanding on such record date plus the number of additional shares of such series of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the applicable Purchase Price shall be adjusted to be such Purchase Price as would then be in effect if such record date had not been fixed.
     (e) If the Company shall fix a record date for the making of a distribution to all holders of either series of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(d) hereof), the applicable Purchase Price to be in effect after such record date shall be determined by multiplying the applicable Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price for one share of the applicable series of Preferred Stock (as determined pursuant to Section 11(f) hereof) on such record date less the fair market value (as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and conclusive for all purposes) of the portion of the assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one share of Preferred Stock of such series, and the denominator of which shall be such current market price for one share of such series of Preferred Stock (as determined pursuant to Section 11(f) hereof). Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the applicable Purchase Price shall again be adjusted to be the applicable Purchase Price which would then be in effect if such record date had not been fixed.
     (f) (i) For the purpose of any computation hereunder, the “current market price” of any security (a “Security”) for purposes of this Section 11(f)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the current market price per share of such Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after but not including the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by a majority of the Board of Directors. If on any such date no market maker is making a market in the Security, the fair value of such Security on such date as determined in good faith by a majority of the Board of Directors shall be used, which determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not so listed or traded, “current market price” shall mean the fair value as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
     (ii) For the purpose of any computation hereunder, the “current market price” per share (or one one-hundredth of a share) of either series of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(f) (other than the last sentence thereof). If the current market price per share (or one one-hundredth of a share) of a series of Preferred Stock cannot be determined in the manner provided above or if such series of Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(f), the “current market price” per share of such series of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Class A Common Stock in the case of the Series A Preferred Stock, and the Class B Common Stock in the case of the Series B Preferred Stock, occurring after the date of this Rights Agreement) multiplied by the current market price per share of the Class A Common Stock in the case of the Series A Preferred Stock, and the Class B Common Stock in the case of the Series B Preferred Stock, and the “current market price” per one one-hundredth of a share of such series of Preferred Stock shall be equal to the current market price per share of the applicable class of Common Stock (as appropriately adjusted). If neither the applicable class of Common Stock nor the applicable series of Preferred Stock is publicly held or so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (g) Anything herein to the contrary notwithstanding, no adjustment in the applicable Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Purchase Price; provided, however, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(g), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.
     (h) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a) or (b) hereof, the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock of the Company other than shares of Series A Preferred Stock in the case of a Class A Right, or shares of Series B Preferred Stock in the case of a Class B Right, thereafter the number of such other shares so receivable upon exercise of any such Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of the applicable series of Preferred Stock contained in Section 11(a), (b), (c), (d), (e), (g), (i), (j), (k), (l), (m), (n) and (o), and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the shares of such series of Preferred Stock shall apply on like terms to any such other shares.
     (i) All Rights originally issued by the Company subsequent to any adjustment made to the applicable Purchase Price hereunder shall evidence the right to purchase, at the adjusted applicable Purchase Price, the number of one one-hundredths of a share of the applicable series of Preferred Stock or other capital stock of the Company purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment of the applicable Purchase Price.
     (j) Unless the Company shall have exercised its election as provided in Section 11(k) hereof, upon each adjustment of the applicable Purchase Price as a result of the calculations made in Section 11(d) and (e) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted applicable Purchase Price, that number of one one-hundredths of a share of the applicable series of Preferred Stock (calculated to the nearest one one-thousandth of a share of such series of Preferred Stock) obtained by (i) multiplying (A) the number of one one-hundredths of a share of the applicable series of Preferred Stock covered by a Right immediately prior to the adjustment by (B) the applicable Purchase Price in effect immediately prior to such adjustment of the Purchase Price for such series and (ii) dividing the product so obtained by the applicable Purchase Price in effect immediately after such adjustment of such Purchase Price.
     (k) The Company may elect on or after the date of any adjustment of the applicable Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of the applicable series of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of the applicable series of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of

Rights (calculated to the nearest ten-thousandth) obtained by dividing the applicable Purchase Price in effect immediately prior to adjustment of the applicable Purchase Price by the applicable Purchase Price in effect immediately after such adjustment. The Company shall make a public announcement of its election to adjust the number of Rights (with prompt written notice thereof to the Rights Agent, along with a copy of such announcement), indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the applicable Purchase Price is adjusted or any day thereafter, but, if the applicable Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If the applicable Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(k), the Company shall, as promptly as practicable, cause to be distributed to holders of record of the applicable Right Certificates on such record date the applicable Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the applicable Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of the applicable Right Certificates on the record date specified in the public announcement.
     (l) Irrespective of any adjustment or change in the applicable Purchase Price or the number of shares of the applicable series of Preferred Stock issuable upon the exercise of the Rights, the applicable Right Certificates theretofore and thereafter issued may continue to express the applicable Purchase Price and the number of shares which were expressed in the initial Right Certificates issued hereunder.
     (m) Before taking any action that would cause an adjustment reducing the applicable Purchase Price below the then par value, if any, of the shares of Common Stock or other securities and below one one-hundredth of the then par value, if any, of the applicable series of Preferred Stock, issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such series of Preferred Stock, Common Stock or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Class A Common Stock (in the case of the Class A Rights) or Class B Common Stock (in the case of the Class B Rights) and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of such Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.
     (n) In any case in which this Section 11 shall require that an adjustment in the applicable Purchase Price be made effective as of a record date for a specified event, the Company may elect (with prompt written notice of such election to the Rights Agent) to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of the applicable series of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of such series of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the applicable Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
     (o) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the applicable Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of either series of Preferred Stock, (ii) issuance wholly for cash of either series of Preferred Stock at less than the then current market price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for either series of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to the holders of either series of Preferred Stock, shall not be taxable to such shareholders.
     (p) Anything in this Rights Agreement to the contrary notwithstanding, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on either class of the Common Stock payable in shares of such class of Common Stock or (ii) effect a subdivision, combination or consolidation of either class of Common Stock (by reclassification or otherwise than by payment of dividends in shares of such class of Common Stock) into a greater or lesser number of shares of such class of Common Stock, then in any such case, (A) (i) the number of one one-hundredths of a share of Series A Preferred Stock purchasable after such event upon proper exercise of each Class A Right shall be determined by multiplying the number of one one-hundredths of a share of Series A Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Class A Common Stock outstanding immediately after such event, and (ii) each share of Class A Common Stock outstanding immediately after such event shall have issued with respect to it that number of Class A Rights which each share of Class A Common Stock outstanding immediately prior to such event had issued with respect to it, and (B) (i) the number of one one-hundredths of a share of Series B Preferred Stock purchasable after such event upon proper exercise of each Class B Right shall be determined by multiplying the number of one one-hundredths of a share of Series B Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Class B Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Class B Common Stock outstanding immediately after such event, and (ii) each share of Class B Common Stock outstanding immediately after such event shall have issued with respect to it that number of Class B Rights which each share of Class B Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes any Rights to become null and void) occurs, as provided in Section 11 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts and computations accounting for such adjustment or describing such event, (b) promptly file with the Rights Agent and with each transfer agent for the applicable series of Preferred Stock and the applicable class of Common Stock a copy of such certificate and (c) include a brief summary thereof in a mailing to each holder of the applicable Right Certificates in accordance with Section 26 hereof, or prior to the Distribution Date, disclose a brief summary in a filing under the Exchange Act. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty with respect to, and shall not be deemed to have knowledge of such adjustment or event unless and until it shall have received such certificate. The Rights Agent shall not be accountable with respect to, and shall incur no liability as a result of, the validity or value (or the kind or amount) of any Rights, Common Stock, Preferred Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Right or upon any adjustment pursuant to Section 11 hereof, and it makes no representation with respect thereto.
Section 13. [Reserved].
Section 14. Fractional Rights and Fractional Shares.
     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay or cause to be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right of the applicable class. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights of the applicable class for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the applicable Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Board of Directors. If on any such date no such market maker is making a market in the applicable Rights, the fair value of such Rights on such date as determined in good faith by a majority of the Board of Directors shall be used, which determination shall be described in a statement filed with the Rights Agent and conclusive for all purposes.

     (b) The Company shall not be required to issue fractions of shares of either series of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of such series of Preferred Stock) upon exercise of the applicable Rights or to distribute certificates which evidence fractional shares of either series of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of such series of Preferred Stock). Fractions of shares of either series of Preferred Stock in integral multiples of one one-hundredth of a share of such series of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of such series of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of either series of Preferred Stock that are not integral multiples of one one-hundredth of a share of such series of Preferred Stock, the Company may pay to the registered holders of the applicable Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredths of a share of such series of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of either series of Preferred Stock shall be one one-hundredth of the closing price of a share of such series of Preferred Stock (as determined pursuant to Section 11(f)(ii) hereof) for the Trading Day immediately prior to the date of such exercise; provided however, that (A) if the closing price of the shares of the Series A Preferred Stock cannot be so determined, the closing price of one share of the Series A Preferred Stock for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of one share of Class A Common Stock for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted by the Board of Directors, in its judgment, to reflect events such as stock splits, stock dividends, recapitalizations, or similar transactions relating to the Class A Common Stock shares occurring after the date of this Agreement), and (B) if the closing price of the shares of the Series B Preferred Stock cannot be so determined, the closing price of one share of the Series B Preferred Stock for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of one share of Class B Common Stock for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted by the Board of Directors, in its judgment, to reflect events such as stock splits, stock dividends, recapitalizations, or similar transactions relating to the Class B Common Stock shares occurring after the date of this Agreement).
     (c) Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive common stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such common stock equivalents or other securities upon exercise of such Rights or to distribute certificates which evidence fractional shares of such common stock equivalents or other securities. In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(f) hereof for the Trading Day immediately prior to the date of such exercise or exchange.

     (d) Except as otherwise expressly provided in this Section 14, the holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional share upon exercise of Rights.
     (e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent upon exercise of a Right, the Company shall (i) promptly prepare and deliver to the Rights Agent, a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.
Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except for rights of action given to the Rights Agent under Section 18 or Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement.
Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;
     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the shareholder services office of the Rights Agent or such office designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and fully executed;
     (c) subject to Section 6 and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Ownership Statement) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, self-regulatory, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.
Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
Section 18. Concerning the Rights Agent.
     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, counsel fees and other disbursements incurred in the preparation, negotiation, delivery, administration, execution and amendment of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of one legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (as finally determined by a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement, including the costs and expenses of defending against and appealing any claim of liability arising therefrom, directly or indirectly (except upon such a final determination of gross negligence, bad faith or willful misconduct). The costs and expenses incurred by the Rights Agent in enforcing this right of indemnification shall be paid by the Company (subject to reimbursement in connection with a final determination of the Rights Agent’s gross negligence, bad faith or willful misconduct). The provisions of this Section 18 and Section 20 shall survive the termination of this Rights Agreement, the exercise, redemption or expiration of the Rights and the resignation, removal or replacement of the Rights Agent.
     (b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for Preferred Stock,

Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection herewith, unless and until it has received such notice in writing.
Section 19. Merger or Consolidation or Change of Name of Rights Agent.
     (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Rights Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel, in the absence of bad faith, shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in the absence of gross negligence, bad faith or willful misconduct and in accordance with such advice or opinion.

     (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of current market price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or any Executive Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken, omitted or suffered by it in the absence of gross negligence, bad faith or willful misconduct under the provisions of this Rights Agreement in reliance upon such certificate.
     (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any and all liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent pursuant to this Rights Agreement.
     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
     (e) The Rights Agent shall not be liable for or be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature and delivery thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void hereunder) or for any adjustment required under the provisions of Section 11 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt by the Rights Agent of a certificate furnished pursuant to Section 12 of this Rights Agreement describing any such adjustment or change, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of either series of Preferred Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of either series of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.
     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, any Executive Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith or willful misconduct in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer.
     (h) The Rights Agent and any stockholder, member, manager, director, affiliate, officer, employee, agent or representative of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any stockholder, member, manager, director, affiliate, officer, employee, agent or representative from acting in any other capacity for the Company or for any other Person.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof (as finally determined by a court of competent jurisdiction).
     (j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.
     (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1, clause 2 and/or, in the case of the certificate attached to the form of election to purchase, clause 3 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     (l) At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of the Rights.
Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock known to the Rights Agent by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail or, prior to the Distribution Date, through any filing made by the Company pursuant to the Exchange Act. If the Rights Agent shall resign or be removed or replaced, or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or replacement or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state, in good standing or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, responsibilities and obligations as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates or, prior to the Distribution Date, through any filing made by the Company pursuant to the Exchange Act. Failure to give any notice provided for this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22. Issuance of New Right Certificates.
     (a) Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors then in office to reflect any adjustment or change in the applicable Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

     (b) In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (i) shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of securities or other rights or options to acquire Common Stock in each case existing prior to the Distribution Date, and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (A) no such Right Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificates would be issued, and (B) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 23. Redemption and Termination.
     (a) A majority of the Board of Directors then in office may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date or (ii) the Close of Business on the Final Expiration Date, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(b) Event until such time as the Company’s right of redemption hereunder has expired. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.
     (b) Immediately upon the action of a majority of the Board of Directors then in office electing to redeem the Rights, evidence of which shall be promptly filed with the Rights Agent, or, when appropriate, immediately upon the time or satisfaction of such conditions as the Board of Directors may have established, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public disclosure of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such disclosure shall not affect the legality or validity of such redemption. Within ten days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Amounts payable shall be rounded down to the nearest one cent.

     (c) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase of Common Stock prior to the Distribution Date.
     (d) Notwithstanding any of the provisions of this Rights Agreement to the contrary, in the event that the Recapitalization and Distribution Agreement is terminated pursuant to its terms at any time prior to the Acceptance Time with respect to the Split-Off, this Rights Agreement shall automatically terminate and have no further force or effect, and any outstanding Rights shall expire and the right to exercise them or to have them redeemed shall immediately terminate.
Section 24. Exchange.
     (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Class A Common Stock per Class A Right, and one share of Class B Common Stock per Class B Right, in each case, appropriately adjusted to reflect adjustments in the number of such Rights pursuant to Section 11 of this Rights Agreement (such exchange ratio being hereinafter referred to as the applicable “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or any such Subsidiary, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement, or any Grandfathered Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Power of the Company.
     (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Class A Common Stock equal to the number of such Class A Rights held by such holder, and that number of shares of Class B Common Stock equal to the number of such Class B Rights held by such holder, multiplied by in each case, the applicable Exchange Ratio. The Company promptly shall give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail or cause to be mailed a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Stock for applicable Rights will be effected and, in the event of any partial exchange, the number of Class A Rights or Class B Rights, as applicable, which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of applicable Rights.
     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute the applicable series of Preferred Stock (or equivalent preferred stock, as such term is defined in Section 11(d) hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of such series of Preferred Stock (or equivalent preferred stock) for each share of such Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of a series of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of such Common Stock.
     (d) In the event that there shall not be sufficient shares of Class A Common Stock or Class B Common Stock, as the case may be, or Series A Preferred Stock or Series B Preferred Stock (or equivalent preferred stock), as the case may be, issued but not outstanding or authorized but unissued to permit any exchange of Class A Rights or Class B Rights, respectively, as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Class A Common Stock or Class B Common Stock or Series A Preferred Stock or Series B Preferred Stock (or equivalent preferred stock) for issuance upon exchange of the Rights.
     (e) The Company shall not be required to issue fractions of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), (i) the current market value of a whole share of Class A Common Stock shall be the current market price of a share of Class A Common Stock (as determined pursuant to the second sentence of Section 11(f)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and (ii) the current market value of a whole share of Class B Common Stock shall be the current market price of a share of Class B Common Stock (as determined pursuant to the second sentence of Section 11(f)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
Section 25. Notice of Proposed Actions.
     (a) In case the Company shall propose at any time after the Distribution Date (i) to pay any dividend payable in stock of any class to the holders of either series of Preferred Stock or to make any other distribution to the holders of either series of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of either series of the Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of such series of Preferred Stock or shares of stock of any other class or any other securities, rights or options, (iii) to effect any reclassification of either series of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of such series of Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sales or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Class A Common Stock payable in Class A Common Stock or on the Class B Common Stock payable in Class B Common Stock, or to effect a subdivision, combination or consolidation of the Class A Common Stock or the Class B Common Stock (by reclassification or otherwise than by payment of dividends in Class A Common Stock or Class B Common Stock, respectively), then, in each such case, the Company shall give to each holder of a Right Certificate a notice of such proposed action (with prompt written notice thereof to the Rights Agent), which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Class A Common Stock or Class B Common Stock and/or Series A Preferred Stock or Series B Preferred Stock, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clauses (i) or (ii) above at least ten days prior to the record date for determining holders of the applicable series of Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of such series of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
     (b) In case a Section 11(b) Event shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event (with prompt notice thereof to the Rights Agent), which shall specify the event and the consequences of the event to holders of Rights under Section 11(b) hereof.
     (c) Failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.
Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017
Attention: Chief Financial Officer
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Mellon Investor Services LLC
1 Memorial Drive, Suite 900
St. Louis, Missouri 63102
Attention: Relationship Manager
with a copy to:
Mellon Investor Services LLC
480 Washington Boulevard
Jersey City, NJ 07310
Attention: General Counsel
Facsimile: (201) 680-4610
Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27. Supplements and Amendments. Subject to the last sentence of this Section 27, the Company may from time to time supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder (including without limitation to extend the Final Expiration Date), (d) to increase or decrease the Purchase Price, or (e) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable including but without limitation in connection with the Recapitalization and/or the Conversion (if any); provided, however, that from and after such time as any Person becomes an Acquiring Person, this Rights Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights; provided further that this Rights Agreement may not be supplemented or amended to lengthen pursuant to clause (c) of this sentence, (A) the time period relating to the when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights; provided further that the Company shall have the right to make unilaterally any changes necessary to facilitate the appointment of a successor Rights Agent, which such changes shall be set forth in a writing by the Company or by the Company and such successor Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment (including, without limitation, in connection with the Recapitalization) is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything herein to the contrary, any supplement or amendment that adversely affects the Rights Agent’s own duties, obligations or immunities under this Rights Agreement shall require the prior written consent of the Rights Agent, which shall not be unreasonably withheld.
Section 28. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of This Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Class A Common Stock and Class B Common Stock).
Section 30. Determinations and Actions by the Board, etc. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, interpretations, calculations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) done or made by the Board of Directors shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent shall be entitled to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.
Section 31. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is the intent of the parties hereto to enforce the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement to the maximum extent permitted by law; provided, however, that if such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon not less than 5 Business Days’ notice.
Section 32. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Missouri and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
Section 33. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35. Prior Agreement. This Agreement amends and restates in its entirety the Original Section 382 Rights Agreement and the terms and provisions of the Original Section 382 Rights Agreement are superseded hereby.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Rights Agreement to be duly executed, all as of the day and year first above written.

Attest:		REINSURANCE GROUP OF AMERICA, INCORPORATED

By	/s/ William L. Hutton	By	/s/ Todd C. Larson
Name:	William L. Hutton	Name:	Todd C. Larson
Title:	Senior Vice President and Associate General Counsel	Title:	Senior Vice President, Controller and Treasurer

MELLON INVESTOR SERVICES LLC, as Rights Agent

		By	/s/ Ruth Brunette

		Name:	Ruth Brunette
		Title:	Assistant Vice President

Exhibit A-1
FORM OF
AMENDED AND RESTATED CERTIFICATE OF DESIGNATION, PREFERENCES
AND RIGHTS OF SERIES A-1 JUNIOR PARTICIPATING PREFERRED STOCK
OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
Pursuant to Section 351.180 of
The General and Business Corporation Law of Missouri
          We,                     , [NAME OF OFFICE], and                     , [NAME OF OFFICE], of Reinsurance Group of America, Incorporated, a corporation organized and existing under The General and Business Corporation Law of the State of Missouri, in accordance with the provisions of Section 351.180 thereof, DO HEREBY CERTIFY:
          That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, as amended, the said Board of Directors on June 1, 2008, adopted a resolution (the “June Resolution”) creating a series of One Million Four Hundred Thousand (1,400,000) shares of Preferred Stock designated as Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, a copy of which June Resolution was set forth in a certificate of designations that was executed by the Company’s President, acknowledged and filed with the Office of the Secretary of State, State of Missouri (the “June Certificate of Designation”); and
          That no shares of such Series A-1 Junior Participating Preferred Stock are issued and outstanding; and
          That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Company, as amended, and Section 351.180.7 of the General and Business Corporation Law of Missouri, which provides, in pertinent part, that the Board of Directors may amend the June Certificate of Designation and the series of preferred stock set forth thereon, so long as no shares of Series A-1 Junior Participating Preferred Stock are issued and outstanding, and a duly authorized committee of the said Board of Directors on July 24, 2008 adopted the following resolution deleting the June Certificate of Designation in its entirety and amending the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations, or restrictions thereof, as follows:
          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Amended and Restated Articles of Incorporation, as amended, the designation and amount and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions of the Series A-1 Junior Participating Preferred Stock be, and such terms hereby are, deleted in their entirety, and a series of Preferred Stock of the Company is hereby created, and the designation and amount thereof and the powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are amended in their entirety as follows:

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          Section 1. Designation and Amount.
          There shall be a series of the Preferred Stock which shall be designated as the “Series A-1 Junior Participating Preferred Stock,” par value $0.01 per share, and the number of shares constituting such series shall be 1,400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A-1 Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.
          Section 2. Dividends and Distributions.
          (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series A-1 Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A-1 Junior Participating Preferred Stock, in preference to the holders of shares of Class A Common Stock, par value $0.01 per share of the Company (for purposes of this Certificate of Designation only, the “Common Stock”), Class B Common Stock, par value $0.01 per share of the Company (the “Class B Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A-1 Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A-1 Junior Participating Preferred Stock. In the event the Company shall at any time after June 1, 2008 (the “Rights Declaration Date”) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A-1 Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (B) The Company shall declare a dividend or distribution on the Series A-1 Junior Participating Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment

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Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A-1 Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A-1 Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A-1 Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A-1 Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series A-1 Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.
          Section 3. Voting Rights.
          The holders of shares of Series A-1 Junior Participating Preferred Stock shall have the following voting rights:
          (A) Each share of Series A-1 Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Class A Common Stock. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series A-1 Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (B) Except as otherwise provided herein or in the Company’s Amended and Restated Articles of Incorporation, as amended, and except as otherwise provided by law, the holders of Series A-1 Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of shareholders of the Company.
          (C) Except as otherwise set forth herein or in the Company’s Amended and Restated Articles of Incorporation, as amended, and except as otherwise provided by law, holders of Series A-1 Junior Participating Preferred Stock shall have no special voting rights and

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their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
          Section 4. Certain Restrictions.
          (A) Whenever dividends or distributions payable on the Series A-1 Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A-1 Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:
          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Junior Participating Preferred Stock;
          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-1 Junior Participating Preferred Stock, except dividends paid ratably on the Series A-1 Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
          (iii) except as permitted in Section 4(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-1 Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A-1 Junior Participating Preferred Stock; and
          (iv) purchase or otherwise acquire for consideration any shares of Series A-1 Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A-1 Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such             shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
          Section 5. Reacquired Shares.
          Any shares of Series A-1 Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

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          Section 6. Liquidation, Dissolution or Winding Up.
          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company ranking prior and superior to the Series A-1 Junior Participating Preferred Stock with respect to liquidation, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A-1 Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A-1 Liquidation Preference”). Following the payment of the full amount of the Series A-1 Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A-1 Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A-1 Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the “Adjustment Number”). Following the payment of the full amount of the Series A-1 Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A-1 Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A-1 Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Series A-1 Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.
          (B) In the event there are not sufficient assets available to permit payment in full of the Series A-1 Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A-1 Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
          (C) In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of the Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          Section 7. Consolidation, Merger, etc.
          In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other

5

stock or securities, cash and/or any other property, then in any such case the shares of Series A-1 Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A-1 Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.
          Section 8. Redemption.
          The shares of Series A-1 Junior Participating Preferred Stock shall not be redeemable.
          Section 9. Ranking.
          The Series A-1 Junior Participating Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
          Section 10. Fractional Shares.
          Series A-1 Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A-1 Junior Participating Preferred Stock.
          IN WITNESS WHEREOF, we have executed and subscribed this Amended and Restated Certificate and do affirm the foregoing as true under the penalties of perjury this                      day of         , 2008.

By:
Name:	[NAME OF OFFICER]
Title:	[OFFICE]
Attest

By:
Name:	[NAME OF OFFICER]
Title:	[OFFICE]

6

Exhibit A-2
FORM OF
CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES B-1
JUNIOR PARTICIPATING PREFERRED STOCK
OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
Pursuant to Section 351.180 of
The General and Business Corporation Law of Missouri
          We,                     , [NAME OF OFFICE], and                     , [NAME OF OFFICE], of Reinsurance Group of America, Incorporated, a corporation organized and existing under The General and Business Corporation Law of the State of Missouri, in accordance with the provisions of Section 351.180 thereof, DO HEREBY CERTIFY:
          That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation, as amended, of the Company, a duly authorized committee of the said Board of Directors as of July 24, 2008, adopted the following resolution creating a series of Three Hundred Thousand (300,000) shares of Preferred Stock designated as Series B-1 Junior Participating Preferred Stock, par value $0.01 per share:
          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Amended and Restated Articles of Incorporation, as amended, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:
          Section 1. Designation and Amount.
          There shall be a series of the Preferred Stock which shall be designated as the “Series B-1 Junior Participating Preferred Stock,” par value $0.01 per share, and the number of shares constituting such series shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B-1 Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.
          Section 2. Dividends and Distributions.
          (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series B-1 Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B-1 Junior Participating Preferred Stock, in preference to the holders of shares of Class B Common Stock, par value $0.01 per share of the Company (for purposes of this Certificate of Designation only, the “Common Stock”) and Class A Common Stock, par value $0.01 per share of the Company (the “Class A Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly

1

dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B-1 Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B-1 Junior Participating Preferred Stock. In the event the Company shall at any time after the time at which the Amended and Restated Section 382 Rights Agreement between the Company and the Rights Agent (as defined therein), dated as of September 12, 2008, becomes effective (the “Rights Declaration Date”) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B-1 Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (B) The Company shall declare a dividend or distribution on the Series B-1 Junior Participating Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B-1 Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B-1 Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B-1 Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B-1 Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series B-1 Junior

2

Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.
          Section 3. Voting Rights.
          The holders of shares of Series B-1 Junior Participating Preferred Stock shall have the following voting rights:
          (A) Each share of Series B-1 Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series B-1 Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (B) Except as otherwise provided herein or in the Company’s Amended and Restated Articles of Incorporation, as amended, and except as otherwise provided by law, the holders of Series B-1 Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of shareholders of the Company.
          (C) Except as otherwise set forth herein or in the Company’s Amended and Restated Articles of Incorporation, as amended, and except as otherwise provided by law, holders of Series B-1 Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
          Section 4. Certain Restrictions.
          (A) Whenever dividends or distributions payable on the Series B-1 Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B-1 Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:
          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B-1 Junior Participating Preferred Stock;
          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B-1 Junior Participating Preferred Stock, except dividends paid ratably on the Series B-1 Junior Participating Preferred Stock and all such parity

3

stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
          (iii) except as permitted in Section 4(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B-1 Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B-1 Junior Participating Preferred Stock; and
          (iv) purchase or otherwise acquire for consideration any shares of Series B-1 Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B-1 Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
          Section 5. Reacquired Shares.
          Any shares of Series B-1 Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.
          Section 6. Liquidation, Dissolution or Winding Up.
          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company ranking prior and superior to the Series B-1 Junior Participating Preferred Stock with respect to liquidation, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B-1 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B-1 Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series B-1 Liquidation Preference”). Following the payment of the full amount of the Series B-1 Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B-1 Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B-1 Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events

4

as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the “Adjustment Number”). Following the payment of the full amount of the Series B-1 Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B-1 Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B-1 Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Series B-1 Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.
          (B) In the event there are not sufficient assets available to permit payment in full of the Series B-1 Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B-1 Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
          (C) In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          Section 7. Consolidation, Merger, etc.
          In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B-1 Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B-1 Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

5

          Section 8. Redemption.
          The shares of Series B-1 Junior Participating Preferred Stock shall not be redeemable.
          Section 9. Ranking.
          The Series B-1 Junior Participating Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
          Section 10. Fractional Shares.
          Series B-1 Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B-1 Junior Participating Preferred Stock.
          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this                      day of                     , 2008.

By:
Name:	[NAME OF OFFICER]
Title:	[OFFICE]
Attest

By:
Name:	[NAME OF OFFICER]
Title:	[OFFICE]

6

Exhibit B-1
[Form of Right Certificate]
Certificate No. R-                                                               Rights
NOT EXERCISABLE AFTER THE EXPIRATION DATE. AT
THE OPTION OF THE COMPANY, THE RIGHTS ARE
SUBJECT TO REDEMPTION AT $0.001 PER RIGHT OR
EXCHANGE FOR CLASS A COMMON STOCK, UNDER THE
CIRCUMSTANCES AND ON THE TERMS SET FORTH IN
THE RIGHTS AGREEMENT. UNDER CERTAIN
CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY
AN ACQUIRING PERSON AND ANY SUBSEQUENT
HOLDER OF SUCH RIGHTS MAY BECOME NULL AND
VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT
CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN
ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND
THE RIGHTS REPRESENTED HEREBY ARE VOID IN THE
CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE
RIGHTS AGREEMENT.]*
Right Certificate
REINSURANCE GROUP OF AMERICA, INCORPORATED
          This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Section 382 Rights Agreement, dated as of September 12, 2008 (the “Rights Agreement”), between Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. St. Louis, Missouri time on the Expiration Date, as that term is defined in the Rights Agreement, at the shareholder services office (or such office designated for such purpose) of the Rights Agent, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of the Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (“Preferred Stock”), of the Company, at a purchase price of $                     per one one-hundredth of a share (the “Purchase Price”) upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise of each Right) and the Purchase Price set forth above, are the number and Purchase Price as of                     ,                     , based on the shares of Preferred Stock of the Company as constituted at such date.
          The Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events as provided in the Rights Agreement.

*	The portion of the legend in brackets shall be inserted only if applicable.

1

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.
          This Right Certificate, with or without other Right Certificates, upon surrender at the shareholder services office (or such office designated for such purpose) of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.
          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right on or prior to the Stock Acquisition Date (as defined in the Rights Agreement). In addition, subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be exchanged by the Company at its option for one share of Class A Common Stock following the Stock Acquisition Date.
          No fractional shares of Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts). In lieu of fractions of a share, a cash payment will be made, as provided in the Rights Agreement.
          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

2

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
          Dated as of                     ,                     .

Attest:	REINSURANCE GROUP OF AMERICA, INCORPORATED

By	By

Name:	Name:

Title:	Title:

Countersigned:
MELLON INVESTOR SERVICES LLC
By:
Authorized signature

3

[Form of Reverse Side of Right Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED
hereby sells, assigns and transfers unto
(Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
Signature Guaranteed:
          Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

4

CERTIFICATE
          The undersigned hereby certifies by checking the appropriate boxes that:
          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person.
Dated:

Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

5

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to
exercise the Right Certificate.)
To Reinsurance Group of America, Incorporated:
          The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Name:

Address:

Social security
or taxpayer identification
number:

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Name:

Address:

Social security
or taxpayer identification
number:

Dated: __________________
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
Signature Guaranteed:
          Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.
NOTICE
          The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

6

CERTIFICATE
          The undersigned hereby certifies by checking the appropriate boxes that:
          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
          (2) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
          (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person.
Dated: _______________
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
Signature Guaranteed:
          Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.
NOTICE
          The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
          In the event the certification set forth above in the form of Assignment or the form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored as described in Section 7(e) of the Rights Agreement.

7

Exhibit B-2
[Form of Right Certificate]
Certificate No. R-                                                              Rights
NOT EXERCISABLE AFTER THE EXPIRATION DATE. AT
THE OPTION OF THE COMPANY, THE RIGHTS ARE
SUBJECT TO REDEMPTION AT $0.001 PER RIGHT OR
EXCHANGE FOR CLASS B COMMON STOCK, UNDER THE
CIRCUMSTANCES AND ON THE TERMS SET FORTH IN
THE RIGHTS AGREEMENT. UNDER CERTAIN
CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY
AN ACQUIRING PERSON AND ANY SUBSEQUENT
HOLDER OF SUCH RIGHTS MAY BECOME NULL AND
VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT
CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN
ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND
THE RIGHTS REPRESENTED HEREBY ARE VOID IN THE
CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE
RIGHTS AGREEMENT.]*
Right Certificate
REINSURANCE GROUP OF AMERICA, INCORPORATED
          This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Section 382 Rights Agreement, dated as of September 12, 2008 (the “Rights Agreement”), between Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. St. Louis, Missouri time on the Expiration Date, as that term is defined in the Rights Agreement, at the shareholder services office (or such office designated for such purpose) of the Rights Agent, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of the Series B-1 Junior Participating Preferred Stock, par value $0.01 per share (“Preferred Stock”), of the Company, at a purchase price of $                     per one one-hundredth of a share (the “Purchase Price”) upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise of each Right) and the Purchase Price set forth above, are the number and Purchase Price as of                     ,                     , based on the shares of Preferred Stock of the Company as constituted at such date.
          The Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events as provided in the Rights Agreement.

*	The portion of the legend in brackets shall be inserted only if applicable.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.
          This Right Certificate, with or without other Right Certificates, upon surrender at the shareholder services office (or such office designated for such purpose) of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.
          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right on or prior to the Stock Acquisition Date (as defined in the Rights Agreement). In addition, subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be exchanged by the Company at its option for one share of Class B Common Stock following the Stock Acquisition Date.
          No fractional shares of Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts). In lieu of fractions of a share, a cash payment will be made, as provided in the Rights Agreement.
          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

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          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
          Dated as of                     ,                     .

Attest:	REINSURANCE GROUP OF AMERICA, INCORPORATED

By	By

Name:	Name:

Title:	Title:

Countersigned:
MELLON INVESTOR SERVICES LLC
By:
Authorized signature

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[Form of Reverse Side of Right Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
          FOR VALUE RECEIVED
hereby sells, assigns and transfers unto
(Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
Signature Guaranteed:
          Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

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CERTIFICATE
          The undersigned hereby certifies by checking the appropriate boxes that:
          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person.

Dated:
Signature

(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

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FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to
exercise the Right Certificate.)
To Reinsurance Group of America, Incorporated:
          The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Name:

Address:

Social security
or taxpayer identification
number:

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Name:

Address:

Social security
or taxpayer identification
number:

Dated:
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
Signature Guaranteed:
          Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.
NOTICE
          The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

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CERTIFICATE
          The undersigned hereby certifies by checking the appropriate boxes that:
          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
          (2) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
          (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person.
Dated:
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)
Signature Guaranteed:
          Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.
NOTICE
          The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the form of Assignment or the form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored as described in Section 7(e) of the Rights Agreement.

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